Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 31, 2024, Chord Energy Corporation (“Chord” or the “Company”) completed the arrangement contemplated by the Arrangement Agreement, dated as of February 21, 2024 (the “Arrangement Agreement”), by and among Chord, Enerplus Corporation (“Enerplus”) and Spark Acquisition ULC, a wholly-owned subsidiary of Chord (such transaction, the “Arrangement”). Pursuant to the Arrangement Agreement, each Enerplus shareholder received 0.10125 shares of common stock of Chord, par value of $0.01 per share (the “Chord Common Stock”) and $1.84 in cash, in exchange for each Enerplus common share held as of the Effective Time (as defined in the Arrangement Agreement).

Chord and Enerplus prepared their respective historical financial statements in accordance with U.S. GAAP. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), Chord was treated as the acquirer for accounting purposes and accounted for the Arrangement as an acquisition of a business.

The unaudited pro forma condensed combined balance sheet at March 31, 2024 was prepared as if the Arrangement had occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023 were prepared as if the Arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the Company and Enerplus.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include the preliminary purchase price allocation, based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of the Effective Time that were applied as if the transaction occurred on March 31, 2024. Management believes that the assumptions used to prepare the unaudited pro forma condensed combined financial statements and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the Arrangement. The following unaudited pro forma condensed combined statements of operations do not purport to represent what the Company’s results of operations would have been if the Arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet does not purport to represent what the Company’s financial position would have been if the Arrangement had occurred on March 31, 2024. The unaudited pro forma condensed combined financial statements should be read together with the following:

(i)

Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024;

(ii)

Enerplus’ audited historical consolidated financial statements and related notes filed with SEDAR+ on February 21, 2024 and included in its Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;

(iii)

Company’s unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 9, 2024; and

(iv)

Enerplus’ unaudited historical condensed consolidated financial statements and related notes for the three months ended March 31, 2024 filed with SEDAR+ on May 8, 2024 and included on Form 6-K filed with the SEC on May 8, 2024.

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements.

Chord Energy Corporation

Pro Forma Condensed Combined Balance Sheet (Unaudited)

As of March 31, 2024

(In thousands)

	As Reported	Enerplus As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Chord
ASSETS
Current assets
Cash and cash equivalents	$296,354	$33,412	$(537,559)	(a)	$—
			207,793	(b)
Accounts receivable, net	982,062	252,571	1,432	(c)	1,236,065
Inventory	78,118	2,350	—		80,468
Prepaid expenses	30,135	13,394	(10,145)	(c)	33,384
Derivative instruments	26,540	—	—		26,540
Other current assets	2,033	13,004	—		15,037

Total current assets	1,415,242	314,731	(338,479)		1,391,494
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,575,306	7,887,965	(2,634,182)	(a)	11,829,089
			—	(c)
Other property and equipment	49,087	103,957	(92,963)	(a)	60,081
Less: accumulated depreciation, depletion and amortization	(1,218,284)	(6,429,847)	6,429,847	(a)	(1,218,284)

Total property, plant and equipment, net	5,406,109	1,562,075	3,702,702		10,670,886

Derivative instruments	22,231	—	—		22,231
Investment in unconsolidated affiliate	114,181	—	—		114,181
Long-term inventory	28,360	5,257	—		33,617
Operating right-of-use assets	19,218	23,851	—		43,069
Deferred tax assets	—	131,527	(131,527)	(d)	—
Goodwill	—	—	466,016	(a)	466,016
Other assets	20,173	884	3,076	(e)	24,133

Total assets	$7,025,514	$2,038,325	$3,701,788		$12,765,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$39,511	$9,440	$—		$48,951
Revenues and production taxes payable	592,888	185,581	—		778,469
Accrued liabilities	545,820	162,152	12,896	(a)	779,577
			3,076	(e)
			37,252	(f)
			11,994	(g)
			6,387	(h)
Current portion of long-term debt	—	80,600	(1,722)	(a)	78,878
Accrued interest payable	8,532	—	—		8,532
Derivative instruments	19,523	368	—		19,891
Advances from joint interest partners	2,484	—	—		2,484
Current operating lease liabilities	13,691	11,460	—		25,151
Other current liabilities	22,671	—	—		22,671

Total current liabilities	1,245,120	449,601	69,883		1,764,604

Long-term debt	396,324	93,504	(56,425)	(a)	641,196
			207,793	(b)
Deferred tax liabilities	122,288	118,648	1,056,284	(d)	1,297,220
Asset retirement obligations	155,696	117,631	(6,377)	(a)	266,950
Derivative instruments	3,022	—	—		3,022
Operating lease liabilities	15,993	13,067	—		29,060
Other liabilities	11,893	—	—		11,893

Total liabilities	1,950,336	792,451	1,271,158		4,013,945

Commitments and contingencies
Stockholders’ equity
Common stock	459	2,694,403	(2,694,196)	(a)	666
Treasury stock	(523,288)	—	—		(523,288)
Additional paid-in capital	3,575,557	13,531	3,718,399	(a)	7,307,487
Retained earnings	2,022,450	(1,160,719)	1,160,719	(a)	1,966,817
			(37,252)	(f)
			(11,994)	(g)
			(6,387)	(h)
Accumulated other comprehensive loss	—	(301,341)	301,341	(a)	—

Total stockholders’ equity	5,075,178	1,245,874	2,430,630		8,751,682

Total liabilities and stockholders’ equity	$7,025,514	$2,038,325	$3,701,788		$12,765,627

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Chord Energy Corporation

Pro Forma Condensed Combined Statement of Operations (Unaudited)

Three Months Ended March 31, 2024

(In thousands, except per share data)

	As Reported	Enerplus As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Chord
Revenues
Oil, NGL and gas revenues	$748,162	$332,835	$—		$1,080,997
Purchased oil and gas sales	337,098	—	—		337,098

Total revenues	1,085,260	332,835	—		1,418,095
Operating expenses
Lease operating expenses	159,206	72,799	—		232,005
Gathering, processing and transportation expenses	53,984	32,464	—		86,448
Purchased oil and gas expenses	335,762	—	—		335,762
Production taxes	63,911	29,436	—		93,347
Depreciation, depletion and amortization	168,894	92,510	8,537	(a)	269,941
General and administrative expenses	25,712	32,026	4,417	(b)	62,155
Exploration and impairment	6,154	—	—		6,154

Total operating expenses	813,623	259,235	12,954		1,085,812
Gain on sale of assets, net	1,302	—	—		1,302

Operating income	272,939	73,600	(12,954)		333,585
Other income (expense)
Net gain (loss) on derivative instruments	(27,577)	(2,775)	—		(30,352)
Net gain (loss) from investment in unconsolidated affiliate	16,296	—	—		16,296
Interest expense, net of capitalized interest	(7,592)	(3,098)	(1,725)	(c)	(12,415)
Other income	2,826	3,441	—		6,267

Total other income (expense), net	(16,047)	(2,432)	(1,725)		(20,204)

Income from continuing operations	256,892	71,168	(14,679)		313,381
Income tax expense	(57,539)	(5,032)	3,523	(d)	(59,048)

Net income	$199,353	$66,136	$(11,156)		$254,333

Earnings per share:
Basic	$4.79				$4.08	(e)
Diluted	$4.65				$4.00	(e)
Weighted average shares outstanding:
Basic	41,648	—	—		62,328	(e)
Diluted	42,747	—	—		63,607	(e)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Chord Energy Corporation

Pro Forma Condensed Combined Statement of Operations (Unaudited)

Year Ended December 31, 2023

(In thousands, except per share data)

	As Reported	Enerplus As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Chord
Revenues
Oil, NGL and gas revenues	$3,132,411	$1,546,086	$—		$4,678,497
Purchased oil and gas sales	764,230	—	—		764,230
Other services revenues	—	—	—		—

Total revenues	3,896,641	1,546,086	—		5,442,727
Operating expenses
Lease operating expenses	658,938	272,747	—		931,685
Gathering, processing and transportation expenses	180,219	145,576	—		325,795
Purchased oil and gas expenses	761,325	—	—		761,325
Production taxes	260,002	135,131	—		395,133
Depreciation, depletion and amortization	598,562	377,495	77,960	(a)	1,054,017
General and administrative expenses	126,319	65,664	23,342	(b)	270,958
			37,252	(c)
			11,994	(d)
			6,387	(e)
Exploration and impairment	35,330	—	—		35,330

Total operating expenses	2,620,695	996,613	156,935		3,774,243
Gain (loss) on sale of assets, net	(2,764)	—	—		(2,764)

Operating income	1,273,182	549,473	(156,935)		1,665,720
Other income (expense)
Net gain on derivative instruments	63,182	31,317	—		94,499
Net gain from investment in unconsolidated affiliate	21,330	—	—		21,330
Interest expense, net of capitalized interest	(28,630)	(15,120)	(6,781)	(f)	(50,531)
Other income	9,964	1,760	—		11,724

Total other income (expense), net	65,846	17,957	(6,781)		77,022

Income from continuing operations	1,339,028	567,430	(163,716)		1,742,742
Income tax (expense)	(315,249)	(111,354)	39,292	(g)	(387,311)

Net income from continuing operations	$1,023,779	$456,076	$(124,424)		$1,355,431

Earnings from continuing operations per share:
Basic	$24.59				$21.80	(h)
Diluted	$23.51				$21.15	(h)
Weighted average shares outstanding:
Basic	41,490	—	—		62,170	(h)
Diluted	43,398	—	—		64,078	(h)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in accordance with Article 11 using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, otherwise known as Management’s Adjustments. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial statements.

On May 31, 2024, the Arrangement was completed, and the Company issued 20,680,097 shares of Chord Common Stock and paid $375.8 million in cash to Enerplus shareholders. Pursuant to the Arrangement Agreement, each Enerplus shareholder received 0.10125 shares of Chord Common Stock and $1.84 in cash, in exchange for each Enerplus common share held as of the Effective Time. The Arrangement was accounted for using the acquisition method of accounting in accordance with ASC 805, with Chord treated as the accounting acquirer. The Company’s allocation of the preliminary purchase price with respect to the Arrangement is based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of the Effective Time that were applied as if the transaction occurred on March 31, 2024. The Company intends to finalize the valuations and purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Arrangement. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of the closing date of the Arrangement. Differences between preliminary estimates and the final allocation of the consideration paid may have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet at March 31, 2024 was prepared as if the Arrangement had occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023 were prepared as if the Arrangement had occurred on January 1, 2023. The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the Company and Enerplus.

For purposes of preparing the unaudited pro forma condensed combined financial statements, certain pro forma adjustments were translated from Canadian dollars to United States dollars using historical exchange rates.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the transactions described above. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2.	Arrangement Reclassification Adjustments

Certain reclassifications have been made in the historical presentation of Enerplus’ financial statements to conform to the Company’s historical presentation.

Balance Sheet as of March 31, 2024

		Balance Sheet As of March 31, 2024 (In thousands)
Enerplus Caption	Chord Caption	Enerplus Historical	Reclassification Adjustments	Ref.	Enerplus As Adjusted
Current Assets
Cash and cash equivalents	Cash and cash equivalents	$33,412	$—		$33,412
Accounts receivable, net of allowance for doubtful accounts	Accounts receivable, net	252,571	—		252,571
	Inventory	—	2,350	(i)	2,350
	Prepaid expenses	—	13,394	(i)	13,394
Derivative financial assets	Derivative instruments (current asset)	—	—		—
Other current assets	Other current assets	28,748	(15,744)	(i)	13,004

Total current assets		314,731	—		314,731

Property and equipment:
Crude oil and natural gas properties (full cost method)	Oil and gas properties (successful efforts method)	1,551,081	6,336,884	(ii)	7,887,965
Other capital assets	Other property and equipment	10,994	92,963	(iii)	103,957

Total property and equipment		1,562,075	6,429,847		7,991,922
	Less: accumulated depreciation, depletion and amortization	—	(6,429,847)	(ii) (iii)	(6,429,847)

Total property and equipment, net		1,562,075	—		1,562,075
	Derivative instruments	—	—		—
	Investment in unconsolidated affiliate	—	—		—
	Long-term inventory	—	5,257	(iv)	5,257
Right-of-use assets	Operating right-of-use assets	23,851	—		23,851
Deferred income tax asset	Deferred tax assets	131,527	—		131,527
Other long-term assets	Other assets	6,141	(5,257)	(iv)	884

Total assets		$2,038,325	$—		$2,038,325

Current liabilities
Accounts payable and other current liabilities	Accounts payable	$357,541	$(348,101)	(v)	$9,440
	Revenues and production taxes payable	—	185,581	(v)	185,581
	Accrued liabilities	—	162,152	(v)	162,152
	Accrued interest payable	—	—		—
Derivative financial liabilities	Derivative instruments (current liability)	—	368	(v)	368
	Advances from joint interest partners	—	—		—
Current portion of lease liabilities	Current operating lease liabilities	11,460	—		11,460
Current portion of long-term debt	Other current liabilities	80,600	—		80,600

Total current liabilities		449,601	—		449,601

Long-term debt	Long-term debt	93,504	—		93,504
Deferred income tax liability	Deferred tax liabilities	118,648	—		118,648
Asset retirement obligation	Asset retirement obligations	117,631	—		117,631
	Derivative instruments (long-term liability)	—	—		—
Lease liabilities	Operating lease liabilities	13,067	—		13,067
	Other liabilities	—	—		—

Total liabilities		792,451	—		792,451

Equity
Share capital	Common stock	2,694,403	—		2,694,403
	Treasury stock	—	—		—
Paid-in capital	Additional paid-in capital	13,531	—		13,531
Accumulated deficit	Retained earnings	(1,160,719)	—		(1,160,719)
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(301,341)	—		(301,341)

Total equity		1,245,874	—		1,245,874

Total liabilities and equity		$2,038,325	$—		$2,038,325

(i)

Represents the reclassification of balances contained in “Other current assets” on Enerplus’ historical balance sheet into “Inventory” and “Prepaid expenses” to conform to the Company’s balance sheet presentation.

(ii)

Represents the reclassification of balances contained in “Crude oil and natural gas properties (full cost method)” on Enerplus’ historical balance sheet into “Less: accumulated depreciation, depletion and amortization” to conform to the Company’s balance sheet presentation.

(iii)

Represents the reclassification of balances contained in “Other capital assets” on Enerplus’ historical balance sheet into “Less: accumulated depreciation, depletion and amortization” to conform to the Company’s balance sheet presentation.

(iv)

Represents the reclassification of balances contained in “Other long-term assets” on Enerplus’ historical balance sheet into “Long-term inventory” to conform to the Company’s balance sheet presentation.

(v)

Represents the reclassification of balances contained in “Accounts payable and other current liabilities” on Enerplus’ historical balance sheet into “Revenues and production taxes payable”, “Accrued liabilities” and “Derivative instruments (current liability)” to conform to the Company’s balance sheet presentation.

Statement of Operations for the three months ended March 31, 2024

		Statement of Operations Three Months Ended March 31, 2024 (In thousands)
Enerplus Caption	Chord Caption	Enerplus Historical	Reclassification Adjustments	Ref.	Enerplus As Adjusted
Revenues
Crude oil and natural gas sales	Oil, NGL and gas revenues	$362,037	$(29,202)	(i)	$332,835
	Purchased oil and gas sales	—	—		—
Commodity derivative instruments gain/(loss)	Other services revenues	(2,775)	2,775	(ii)	—

	Total operating revenues	359,262	(26,427)		332,835

Expenses
Operating	Lease operating expenses	102,001	(29,202)	(i)	72,799
Transportation	Gathering, processing and transportation expenses	32,464	—		32,464
	Purchased oil and gas expenses	—	—		—
Production taxes	Production taxes	29,436	—		29,436
General and administrative	General and administrative expenses	24,257	7,769	(iii)	32,026
Depletion, depreciation and accretion	Depreciation, depletion and amortization	92,510	—		92,510
Interest		3,530	(3,530)	(iv)	—
Other expense/(income)		(3,873)	3,873	(v)	—
Transaction costs		7,769	(7,769)	(iii)	—
	Exploration and impairment	—	—		—

	Total operating expenses	288,094	(28,859)		259,235

	Gain on sale of assets, net	—	—		—

	Operating income	71,168	2,432		73,600

	Net gain (loss) on derivative instruments	—	(2,775)	(ii)	(2,775)
	Net gain from investment in unconsolidated affiliate	—	—		—
	Interest expense, net of capitalized interest	—	(3,098)	(iv) (v)	(3,098)
	Other income (expense)	—	3,441	(v)	3,441

	Total other income (expense), net	—	(2,432)		(2,432)

Income/(Loss) Before Taxes	Income from continuing operations	71,168	—		71,168
Income tax expense (benefit)
Current income tax expense/(recovery)	Income tax (expense) benefit	2,445	2,587	(vi) (vii)	(5,032)
Deferred income tax expense/(recovery)		2,587	(2,587)	(vi)	—

	Total income tax expense (benefit)	5,032	—		(5,032)

Net Income/(Loss)	Net income attributable to Chord	$66,136	$—		$66,136

(i)	Represents the reclassification of balances contained in “Operating” on Enerplus’ historical income statement into “Oil, NGL and gas revenues” to conform to the Company’s accounting policy.
(ii)

Represents the reclassification of balances contained in “Commodity derivative instruments gain/(loss)” on Enerplus’ historical income statement into “Net gain (loss) on derivative instruments” to conform to the Company’s income statement presentation.

(iii)

Represents the reclassification of balances contained in “Transaction costs” on Enerplus’ historical income statement into “General and administrative expenses” to conform to the Company’s income statement presentation.

(iv)

Represents the reclassification of balances contained in “Interest” on Enerplus’ historical income statement into “Interest expense, net of capitalized interest” to conform to the Company’s income statement presentation.

(v)

Represents the reclassification of balances contained in “Other expense/(income)” on Enerplus’ historical income statement into “Interest expense, net of capitalized interest” and “Other income (expense)” to conform to the Company’s income statement presentation.

(vi)

Represents the reclassification of balances contained in “Deferred income tax expense/(recovery)” on Enerplus’ historical income statement into “Income tax (expense) benefit” to conform to the Company’s income statement presentation.

(vii)

Represents the presentation of balances contained in “Current income tax expense/(recovery)” and “Deferred income tax expense/(recovery)” on Enerplus’ historical income statement as a negative value within “Income tax (expense) benefit” to conform to the Company’s income statement presentation.

Statement of Operations for the year ended December 31, 2023

		Statement of Operations
		Year Ended December 31, 2023
		(In thousands)
Enerplus Caption	Chord Caption	Enerplus Historical	Reclassification Adjustments	Ref.		Enerplus As Adjusted
Revenues
Crude oil and natural gas sales	Oil, NGL and gas revenues	$1,663,016	$(116,930)	(i)		$1,546,086
	Purchased oil and gas sales	—	—			—
Commodity derivative instruments gain/(loss)	Other services revenues	31,317	(31,317)	(ii)		—

	Total operating revenues	1,694,333	(148,247)			1,546,086

Expenses
Operating	Lease operating expenses	389,677	(116,930)	(i)		272,747
Transportation	Gathering, processing and transportation expenses	145,576	—			145,576
	Purchased oil and gas expenses	—	—			—
Production taxes	Production taxes	135,131	—			135,131
General and administrative	General and administrative expenses	65,664	—			65,664
Depletion, depreciation, accretion, and impairment	Depreciation, depletion and amortization	377,495	—			377,495
Interest		17,597	(17,597)	(iii)		—
Foreign exchange (gain)/loss		60	(60)	(iv)		—
Transaction costs and other expense/(income)		(4,297)	4,297	(v)		—
	Exploration and impairment	—	—			—

	Total operating expenses	1,126,903	(130,290)			996,613

	Gain on sale of assets, net	—	—			—

	Operating income	567,430	(17,957)			549,473

	Net gain (loss) on derivative instruments	—	31,317	(ii)		31,317
	Net gain from investment in unconsolidated affiliate	—	—			—
	Interest expense, net of capitalized interest	—	(15,120)	(iii)	(v)	(15,120)
	Other income (expense)	—	1,760	(iv)	(v)	1,760

	Total other income (expense), net	—	17,957			17,957

Income/(Loss) Before Taxes	Income from continuing operations	567,430	—			567,430
Income tax expense (benefit)
Current income tax expense/(recovery)	Income tax (expense) benefit	27,183	84,171	(vi)	(vii)	(111,354)
Deferred income tax expense/(recovery)		84,171	(84,171)	(vi)		—

	Total income tax expense (benefit)	111,354	—			(111,354)

Net Income/(Loss)	Net income attributable to Chord	$456,076	$—			$456,076

(i)	Represents the reclassification of balances contained in “Operating” on Enerplus’ historical income statement into “Oil, NGL and gas revenues” to conform to the Company’s accounting policy.

(ii)

Represents the reclassification of balances contained in “Commodity derivative instruments gain/(loss)” on Enerplus’ historical income statement into “Net gain (loss) on derivative instruments” to conform to the Company’s income statement presentation.

(iii)

Represents the reclassification of balances contained in “Interest” on Enerplus’ historical income statement into “Interest expense, net of capitalized interest” to conform to the Company’s income statement presentation.

(iv)

Represents the reclassification of balances contained in “Foreign exchange (gain)/loss” on Enerplus’ historical income statement into “Other income (expense)” to conform to the Company’s income statement presentation.

(v)

Represents the reclassification of balances contained in “Transaction costs and other expense/(income)” on Enerplus’ historical income statement into “Interest expense, net of capitalized interest” and “Other income (expense)” to conform to the Company’s income statement presentation.

(vi)

Represents the reclassification of balances contained in “Deferred income tax expense/(recovery)” on Enerplus’ historical income statement into “Income tax (expense) benefit” to conform to the Company’s income statement presentation.

(vii)

Represents the presentation of balances contained in “Current income tax expense/(recovery)” and “Deferred income tax expense/(recovery)” on Enerplus’ historical income statement as a negative value within “Income tax (expense) benefit” to conform to the Company’s income statement presentation.

3.	Arrangement Preliminary Acquisition Accounting and Pro Forma Adjustments and Assumptions

Balance Sheet

The unaudited pro forma condensed combined balance sheet at March 31, 2024 reflects the following adjustments:

(a)

As the accounting acquirer, Chord accounted for the Arrangement using the acquisition method of accounting for business combinations in accordance with ASC 805. Chord’s allocation of the preliminary purchase price with respect to the Arrangement is based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of the Effective Time that were applied as if the transaction occurred on March 31, 2024. Because the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the combined company may be materially different from the pro forma amounts included herein. Chord expects to finalize the purchase price allocation as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limiting to, the following:

•

Changes in the estimated fair value of Enerplus’ identifiable assets acquired and liabilities assumed as of the closing date of the Arrangement, which could result from changes in oil and gas properties estimates, discount rates and other factors; and

•	The tax basis of Enerplus’ assets and liabilities as of the closing date of the Arrangement.

The tables below represent the preliminary value of the total consideration and its allocation to the net assets acquired (in thousands, except per share amounts).

	Enerplus Shares Outstanding(1)	Chord Shares Issued (2)	Per Share Price(3)	Purchase Price Consideration (4)
Chord shares issued to legacy Enerplus shareholders		20,680	$180.47	$3,732,137
Plus: Cash consideration per eligible share of legacy Enerplus common shares issued and outstanding	204,246		1.84	375,813
Plus: Cash consideration to settle legacy Enerplus awards				102,393
Plus: Cash consideration to payoff legacy Enerplus debt contemporaneously with close				53,433
Plus: Cash consideration to pay a retention bonus to legacy Enerplus employees				5,920

Preliminary arrangement consideration				$4,269,696

(1)	The Enerplus shares outstanding consist of Enerplus common shares issued and outstanding as of May 31, 2024.
(2)	The Chord shares issued consists of Chord Common Stock issued to legacy Enerplus shareholders on May 31, 2024.
(3)

The per share price applied to Enerplus’ common shares issued and outstanding reflects the opening price per share of Chord Common Stock as of May 31, 2024. The per share price attributable to the cash consideration is the cash consideration per share amount as stipulated in the Arrangement Agreement.

(4)

The Enerplus bank credit facilities balance reflects the principal outstanding (inclusive of unamortized debt issuance costs) as of March 31, 2024. The final purchase price will be based upon the Enerplus bank credit facilities as of the closing date and, therefore, will be different from the amount shown above.

Preliminary Purchase Price Allocation
Assets Acquired
Cash and cash equivalents	$33,412
Accounts receivable, net	254,003
Inventory	2,350
Prepaid expenses	3,249
Other current assets	13,004
Oil and gas properties (successful efforts method)	5,253,783
Other property and equipment	10,994
Long-term inventory	5,257
Operating right-of-use assets	23,851
Other assets	884

Total assets acquired	5,600,787

Liabilities Assumed
Accounts payable	9,440
Revenues and production taxes payable	185,581
Accrued liabilities	175,048
Current portion of long-term debt	78,878
Derivative instruments (current liability)	368
Current operating lease liabilities	11,460
Long-term debt	37,079
Deferred tax liabilities	1,174,932
Asset retirement obligations	111,254
Operating lease liabilities	13,067

Total liabilities assumed	1,797,107

Net Assets Acquired	$3,803,680
Goodwill Acquired	466,016

Purchase price consideration	$4,269,696

(b)	Represents the incremental borrowings of $207.8 million used to finance the closing of the Arrangement using Chord’s existing revolving credit facility.

The amount of incremental borrowings reflected in the unaudited pro forma condensed combined financial statements represents the total cash necessary to effectuate the Arrangement less the sum of (i) the historical cash balance at Chord as of March 31, 2024 and (ii) the historical cash balance at Enerplus as of March 31, 2024. The actual amount of incremental borrowings will be informed by cash balances as of the closing date and, therefore, will be different from the amount presented in the unaudited pro forma condensed combined financial statements as of March 31, 2024.

(c)

Represents the adjustment to align Enerplus’ historical treatment of capital project prepayments with Chord’s accounting policy. The impact to Oil and gas properties (successful efforts method) is recorded through the preliminary fair value measurement of Enerplus’ oil and gas properties acquired by Chord as described in 3(a) above.

(d)

Represents the adjustment to deferred income taxes to record the acquisition of a net deferred tax liability. This is primarily the result of the purchase price allocated to the acquired oil and gas properties in excess of their acquired tax basis. Additionally, represents the elimination of Enerplus’ Canadian entities’ historical deferred tax asset. The deferred tax adjustment assumes a forecasted blended statutory rate of 24.0%. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Arrangement.

(e)

Represents the adjustment of $3.1 million for deferred financing costs incurred by Chord related to the amendment entered into by Chord on the closing date of the Arrangement to increase the borrowing base and commitment amounts on its existing revolving credit facility.

(f)

Represents the accrual of $37.3 million of estimated transaction costs expected to be incurred by Chord subsequent to March 31, 2024. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Chord’s financial position may differ significantly.

(g)

Represents the accrual of $12.0 million of severance costs incurred by Chord subsequent to March 31, 2024 payable to certain Enerplus officers and Chord directors whom were terminated pursuant to the Arrangement.

(h)

Represents the accrual of $6.4 million of estimated employee bonuses payable to Chord employees in connection with the Arrangement. These bonuses are preliminary estimates; the final amounts and the resulting effect on Chord’s financial position may differ significantly.

Statement of Operations

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 reflects the following adjustments:

(a)

Represents the incremental depreciation, depletion and amortization expense related to the assets acquired in the Arrangement, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for (i) the revision to the depletion rate reflecting the acquisition costs and the reserves volumes attributable to the acquired oil and gas properties and (ii) the difference in depletion methodology under the successful efforts method of accounting applied by Chord compared to the full cost method of accounting applied by Enerplus. The pro forma depletion rate attributable to the Arrangement was $12.47 per barrel of oil equivalent. This adjustment also includes an increase in accretion expense attributable to asset retirement obligations of $0.3 million for the three months ended March 31, 2024 due to Chord’s higher credit-adjusted risk-free rate as compared to Enerplus.

(b)

Represents the adjustment to expense certain historical costs originally capitalized by Enerplus under the full cost method of accounting to align with Chord’s accounting policy under the successful efforts method of accounting.

(c)

Represents the net increase to interest expense resulting from the (i) elimination of interest expense on Enerplus’ bank credit facilities, (ii) incremental interest expense for the amortization of the fair value adjustment to Enerplus’ senior notes assumed by Chord, (iii) reduction of interest expense to align with Chord’s capitalized interest accounting policy, (iv) incremental interest expense for borrowings on Chord’s existing credit facility to finance the closing of the Arrangement and (v) incremental interest expense for the amortization of deferred financing costs related to the amendment entered into by Chord on the closing date of the Arrangement to increase the borrowing base capacity and commitment amounts on Chord’s revolving credit facility as follows:

Three Months Ended March 31, 2024
(In thousands)
Elimination of interest expense on Enerplus’ bank credit facilities	$2,472
Incremental interest expense for amortization of remeasurement of legacy Enerplus’ senior notes	(647)
Reduction of interest expense related to capitalized interest to align with Chord’s accounting policy	558
Incremental interest expense for borrowings on Chord’s revolving credit facility	(3,859)
Incremental interest expense for amortization of deferred financing costs	(249)

Net transaction accounting adjustments to interest expense	$(1,725)

A 0.125% change in the variable interest rate of Chord’s revolving credit facility or a $10 million change in the amount financed would increase or decrease interest expense presented in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 by $0.1 million and $0.2 million, respectively.

(d)

Represents the estimated income tax impact of the pro forma adjustments from the Arrangement at the estimated blended federal and state statutory rate of approximately 24% for the three months ended March 31, 2024. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Arrangement.

(e)

The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024. As the Arrangement is being reflected in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024 as if it had occurred on January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Arrangement have been outstanding for the entire period.

Three Months Ended March 31, 2024
(In thousands, except per share data)
Pro forma net income	$254,333
Basic shares:
Chord shares outstanding (weighted average per statement of operations)	41,648
Chord shares issued in exchange for legacy Enerplus shares as part of consideration transferred	20,680

Pro forma weighted average common shares outstanding, basic	62,328

Diluted shares:
Pro forma weighted average shares outstanding, basic	62,328
Dilutive effect of shares convertible from Chord share based awards	500
Dilutive effect of shares convertible from Chord in-the-money warrants	779

Pro forma weighted average common shares outstanding, diluted	63,607

Earnings attributable to Chord per share, basic	$4.08
Earnings attributable to Chord per share, diluted	$4.00
Anti-dilutive weighted average common shares:
Potential common shares	2,238

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 reflects the following adjustments:

(a)

Represents the incremental depreciation, depletion and amortization expense related to the assets acquired in the Arrangement, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for (i) the revision to the depletion rate reflecting the acquisition costs and the reserves volumes attributable to the acquired oil and gas properties and (ii) the difference in depletion methodology under the successful efforts method of accounting applied by Chord compared to the full cost method of accounting applied by Enerplus. The pro forma depletion rate attributable to the Arrangement was $12.19 per barrel of oil equivalent. This adjustment also includes an increase in accretion expense attributable to asset retirement obligations of $1.3 million for the year ended December 31, 2023 due to Chord’s higher credit-adjusted risk-free rate as compared to Enerplus.

(b)

Represents the adjustment to expense certain historical costs originally capitalized by Enerplus under the full cost method of accounting to align with Chord’s accounting policy under the successful efforts method of accounting.

(c)

Represents $37.3 million of estimated transaction costs expected to be incurred by Chord subsequent to March 31, 2024. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Chord’s results of operations may differ significantly. These costs are nonrecurring and will not affect Chord’s statement of operations beyond 12 months after the closing of the Arrangement.

(d)

Represents $12.0 million of severance costs incurred by Chord subsequent to March 31, 2024 payable to certain Enerplus officers and Chord directors whom were terminated pursuant to the Arrangement. These costs are nonrecurring and will not affect Chord’s statement of operations beyond 12 months after the closing of the Arrangement.

(e)

Represents $6.4 million of estimated employee bonuses payable to Chord employees in connection with the Arrangement. These bonuses are preliminary estimates; the final amounts and the remaining effect on Chord’s results of operations may differ significantly. These costs are nonrecurring and will not affect Chord’s statement of operations beyond 12 months after the closing of the Arrangement.

(f)

Represents the net increase to interest expense resulting from the (i) elimination of interest expense on Enerplus’ bank credit facilities, (ii) incremental interest expense for the amortization of the fair value adjustment to Enerplus’ senior notes assumed by Chord, (iii) reduction of interest expense to align with Chord’s capitalized interest accounting policy, (iv) incremental interest expense for borrowings on Chord’s existing credit facility to finance the closing of the Arrangement and (v) incremental interest expense for the amortization of deferred financing costs related to the amendment entered into by Chord on the closing date of the Arrangement to increase the borrowing base capacity and commitment amounts on Chord’s revolving credit facility as follows:

Year Ended December 31, 2023
(In thousands)
Elimination of interest expense on Enerplus’ bank credit facilities	$10,078
Incremental interest expense for amortization of remeasurement of legacy Enerplus’ senior notes	(2,593)
Reduction of interest expense related to capitalized interest to align with Chord’s accounting policy	2,168
Incremental interest expense for borrowings on Chord’s revolving credit facility	(15,436)
Incremental interest expense for amortization of deferred financing costs	(998)

Net transaction accounting adjustments to interest expense	$(6,781)

A 0.125% change in the variable interest rate of Chord’s revolving credit facility or a $10 million change in the amount financed would increase or decrease interest expense presented in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 by $0.3 million and $0.7 million, respectively.

(g)

Represents the estimated income tax impact of the pro forma adjustments from the Arrangement at the estimated blended federal and state statutory rate of approximately 24% for the year ended December 31, 2023. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Arrangement.

(h)

The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023. As the Arrangement is being reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 as if it had occurred on January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable related to the Arrangement have been outstanding for the entire year.

Year Ended December 31, 2023
(In thousands, except per share data)
Pro forma net income	$1,355,431
Basic shares:
Chord shares outstanding (weighted average per statement of operations)	41,490
Chord shares issued in exchange for legacy Enerplus shares as part of consideration transferred	20,680

Pro forma weighted average common shares outstanding, basic	62,170

Diluted shares:
Pro forma weighted average shares outstanding, basic	62,170
Dilutive effect of shares convertible from Chord share based awards	944
Dilutive effect of shares convertible from Chord in-the-money warrants	964

Pro forma weighted average common shares outstanding, diluted	64,078

Earnings attributable to Chord per share, basic	$21.80
Earnings attributable to Chord per share, diluted	$21.15
Anti-dilutive weighted average common shares:
Potential common shares	3,709

4.	Supplemental Pro Forma Crude Oil, Natural Gas and Natural Gas Liquids Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped crude oil, natural gas and natural gas liquids (“NGL”) reserves prepared as of December 31, 2023, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2023. The pro forma combined standardized measure of discounted future net cash flows relating to proved reserves as of December 31, 2023, as well as changes to the standardized measure for the year ended December 31, 2023, are also presented.

The pro forma combined reserves, production and standardized measure have been prepared in accordance with FASB ASC Topic 932 – Extractive Activities – Oil and Gas. Further, this pro forma combined reserves, production and standardized measure information gives effect to the Arrangement as if it had been completed on January 1, 2023; however, the proved reserves and standardized measures presented below represent the respective estimates made as of December 31, 2023, by the Company and Enerplus while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to December 31, 2023, or subsequent to the completion of the Arrangement. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined company. With respect to the disclosures below, the amounts were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves” reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the “Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Crude Oil and Natural Gas Reserves Quantities” reported in Enerplus’ Annual Report on Form 40-F for the year ended December 31, 2023; an explanation of the underlying methodology applied, as required by SEC regulations, can be found within the Annual Report on Form 10-K for the Company and the Annual Report on Form 40-F for Enerplus.

	Crude Oil (MBbl)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Proved reserves
Net proved reserves at December 31, 2022	381,288	148,953	530,241
Revision of previous estimates	(38,073)	(14,905)	(52,978)
Extensions, discoveries and other additions	53,207	28,551	81,758
Sales of reserves in place	(3,999)	(952)	(4,951)
Purchase of reserves in place	12,375	—	12,375
Production	(36,427)	(18,532)	(54,959)

Net proved reserves at December 31, 2023	368,371	143,115	511,486

Proved developed reserves:
December 31, 2022	272,529	80,809	353,338
December 31, 2023	241,362	69,755	311,117
Proved undeveloped reserves:
December 31, 2022	108,759	68,144	176,903
December 31, 2023	127,009	73,360	200,369

	Natural Gas (MMcf)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Proved reserves
Net proved reserves at December 31, 2022	814,926	877,468	1,692,394
Revision of previous estimates	(33,308)	(168,462)	(201,770)
Extensions, discoveries and other additions	62,273	40,173	102,446
Sales of reserves in place	(3,067)	(1,079)	(4,146)
Purchase of reserves in place	20,060	—	20,060
Production	(82,953)	(82,775)	(165,728)

Net proved reserves at December 31, 2023	777,931	665,325	1,443,256

Proved developed reserves:
December 31, 2022	689,651	624,988	1,314,639
December 31, 2023	640,180	519,714	1,159,894
Proved undeveloped reserves:
December 31, 2022	125,275	252,480	377,755
December 31, 2023	137,751	145,611	283,362

	NGL (MBbl)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Proved reserves
Net proved reserves at December 31, 2022	138,451	27,100	165,551
Revision of previous estimates	(5,270)	675	(4,595)
Extensions, discoveries and other additions	15,046	4,303	19,349
Sales of reserves in place	(53)	(119)	(172)
Purchase of reserves in place	3,052	—	3,052
Production	(13,047)	(4,170)	(17,217)

Net proved reserves at December 31, 2023	138,179	27,789	165,968

Proved developed reserves:
December 31, 2022	115,227	16,342	131,569
December 31, 2023	105,702	15,038	120,740
Proved undeveloped reserves:
December 31, 2022	23,224	10,758	33,982
December 31, 2023	32,477	12,751	45,228

	Total (MBoe)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Proved reserves
Net proved reserves at December 31, 2022	655,560	322,298	977,858
Revision of previous estimates	(48,894)	(42,307)	(91,201)
Extensions, discoveries and other additions	78,632	39,550	118,182
Sales of reserves in place	(4,563)	(1,251)	(5,814)
Purchase of reserves in place	18,770	—	18,770
Production	(63,300)	(36,498)	(99,798)

Net proved reserves at December 31, 2023	636,205	281,792	917,997

Proved developed reserves:
December 31, 2022	502,698	201,316	704,014
December 31, 2023	453,760	171,412	625,172
Proved undeveloped reserves:
December 31, 2022	152,862	120,982	273,844
December 31, 2023	182,445	110,380	292,825

The pro forma combined standardized measure of discounted future net cash flows relating to proved crude oil, natural gas and NGL reserves as of December 31, 2023 are as follows:

	Year Ended December 31, 2023
	(In thousands)
	Chord Historical	Enerplus Historical	Pro Forma Combined
Future cash inflows	$31,882,940	$10,888,013	$42,770,953
Future production costs	(13,815,882)	(3,824,062)	(17,639,944)
Future development costs	(3,055,823)	(1,803,944)	(4,859,767)
Future income tax expense	(2,573,017)	(1,078,714)	(3,651,731)

Future net cash flows	12,438,218	4,181,293	16,619,511
10% annual discount for estimating timing of cash flows	(5,447,578)	(1,308,753)	(6,756,331)

Standardized measure of discounted future net cash flows	$6,990,640	$2,872,540	$9,863,180

The changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved crude oil, natural gas and NGL reserves as of December 31, 2023 are as follows:

	Year Ended December 31, 2023
	(In thousands)
	Chord Historical	Enerplus Historical	Pro Forma Combined
January 1, 2023	$11,494,475	$5,529,264	$17,023,739
Net changes in prices and production costs	(6,138,846)	(4,590,215)	(10,729,061)
Net changes in future development costs	(92,072)	(505,114)	(597,186)
Sales of crude oil and natural gas, net	(2,033,251)	(992,632)	(3,025,883)
Extensions	864,249	879,358	1,743,607
Purchases of reserves in place	373,913	—	373,913
Sales of reserves in place	(75,097)	(24,617)	(99,714)
Revisions of previous quantity estimates	(1,142,960)	648,098	(494,862)
Previously estimated development costs incurred	574,607	531,061	1,105,668
Accretion of discount	1,445,215	588,421	2,033,636
Net change in income taxes	1,419,851	808,916	2,228,767
Changes in timing and other	300,556	—	300,556

December 31, 2023	$6,990,640	$2,872,540	$9,863,180